Exhibit 99.1

Flag Ship Acquisition Corporation Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

NEW YORK, June 9, 2026 (GLOBE NEWSWIRE) – Flag Ship Acquisition Corporation (Nasdaq: FSHP) (the “Company”) today announced that it has received formal notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1).

As previously disclosed, Nasdaq notified the Company on April 17, 2026 and May 21, 2026 that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, respectively.

On June 8, 2026, Nasdaq confirmed that, following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2026 on June 5, 2026, the Company complies with Rule 5250(c)(1). Accordingly, Nasdaq has determined that the matter is now closed.

About Flag Ship Acquisition Corp.

Flag Ship is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. Flag Ship’s efforts to identify a target business have not been limited to a particular industry or geographic region. Flag Ship is sponsored by Whale Management Corporation, a BVI business company with limited liability.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ability to maintain compliance with Nasdaq listing requirements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are beyond the Company’s control. Actual results, performance, or achievements may differ materially from those expressed or implied by any forward-looking statement. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent periodic reports and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Contact:

Matthew Chen | Chief Executive Officer
Phone: (212) 884-2667
Email: mchen@flagshipac.com